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Exhibit 10.98a



                         FORM OF GIS DIRECTOR AGREEMENT

____________, 200__

M_. _______________

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-------------------

RE: DIRECTOR AGREEMENT/GOVERNMENT INTERNET SYSTEMS, INC.

Dear _________,

         On behalf of Vertical Computer Systems, Inc., a Delaware corporation ("Vertical"), I am pleased to confirm your appointment as Director of the Board of Directors to Government Internet Systems, Inc., a Nevada corporation (the "Company") effective as of _________, 200_, to fill a vacancy and your acceptance of such appointment for a two-year term. Speaking for myself, as well as the other future members of the Board of Directors and the Company's management team, we look forward to your future success in this role.

         In consideration for your service as a member of the Board of Directors of the Company, Vertical Computer Systems, Inc. ("Vertical"), the Company's majority and controlling shareholder, will issue to you two hundred fifty (250) shares of the 25,000 authorized shares of the Company's Common Stock (the "Shares"). The Shares will be subject to a buy back agreement, dated ___________, ________ (the "Buy Back Agreement") between yourself and Vertical Computer Systems, Inc. ("Vertical"), a copy of which is attached to this agreement as Attachment "B." You will also receive a purchase warrant from Vertical (the "Warrant") to purchase 250,000 shares of Vertical's common stock. The Warrant will be exercisable at any time for a period of five (5) years at an exercise price of $0.01 per share and will be governed by the terms and conditions of a separate warrant agreement, including a lock-up agreement, a copy of which is attached to this letter agreement as Attachment "A." Affixed to this agreement as Attachment "C" is a list the duties you are responsible for as a Director. The Company shall reimburse you for reasonable travel and other expenses incurred in the course of performing services hereunder. You will receive no other compensation for your services as a member of the Board of Directors of the Company.

         Additionally, you agree that prior to commencement of your service as a member of the Board of Directors; you will execute, and deliver to an officer of the Company, the Company's Confidentiality and Development Agreement, a copy of which I have enclosed for your review and execution as Attachment "D" (the "Nondisclosure and Non-Solicitation Agreement"). In addition, you will abide by the Company's strict policy that prohibits any new employee, consultant or advisor from using or bringing with him or her from any previous employer any confidential information, trade secret, or proprietary materials or processes of such employer. You agree that your relationship with the Company will be that of a Director.




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Again, let me indicate how pleased we all are to extend this offer, and how much we look forward to working together. Please indicate your acceptance by signing and returning the enclosed copy of this letter and the affixed attachments. Only a written agreement signed by the Company and you can modify or amend this letter agreement.


Very truly yours,

VERTICAL COMPUTER SYSTEMS INC.

By: ________________________________
         Richard Wade
         President/CEO
         Vertical Computer Systems, Inc.,
         Majority-controlling shareholder of
         Government Internet Systems, Inc.



ACCEPTED AND AGREED:

--------------------------




By: _______________________________
         NAME





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                                  ATTACHMENT A

                                     WARRANT




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                                  ATTACHMENT B

                               BUY BACK AGREEMENT




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                                  ATTACHMENT C


                        GOVERNMENT INTERNET SYSTEMS, INC.

                            BOARD OF DIRECTORS DUTIES



o Attend regularly scheduled Board meeting that will be normally be every two months.

o        Become knowledgeable of the Company products.

o        Be a champion for GIS products and services.

o Introduce company products to potential users and decision makers.

o Introduce Company employees to potential clients and assist with the selling effort.





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                                  ATTACHMENT D

                  NONDISCLOSURE AND NON-SOLICITATION AGREEMENT